Exhibit 99.1

ApolloMED announces that apa ACo, Inc. has been chosen as a

next generation accountable care organization

GLENDALE, CA − (PR Newswire) – January 19, 2017 − Apollo Medical Holdings, Inc. ("ApolloMed" or “the Company”) (OTC: AMEH), an integrated population health management company, today announced that one of its subsidiaries, APA ACO, Inc. has been selected to participate in the Centers for Medicare & Medicaid Service’s (“CMS’s”) accountable care organization (“ACO”) model called the Next Generation ACO Model, advancing the Administration’s health care system goals and building on experience from the Pioneer ACO Model and the Medicare Shared Savings Program. Through this innovative Model, CMS will partner with APA ACO, Inc. and other ACOs experienced in coordinating care for populations of patients and whose provider groups are ready to assume higher levels of financial risk and reward under this new Advanced Alternative Payment Model. This is in accordance with the Department of Health and Human Service’s (HHS’s) goal of tying 30 percent of traditional, or fee-for-service, Medicare payments to alternative payment models, such as ACOs, by the end of 2016, and tying 50 percent of payments to these models by the end of 2018.

18 ACOs participated in the Next Generation ACO Model for the 2016 performance year, and 27 were selected by CMS for the 2017 performance year, bringing the total number of Next Generation ACOs to 45. These organizations were selected through an open and competitive process from a large applicant pool that included many qualified organizations.

APA ACO, Inc. is jointly owned by ApolloMed and Network Medical Management, both nationally recognized for high quality, cost-efficient care and for being closely aligned with community providers including hospitals, physician offices, ambulatory diagnostic and surgical centers, skilled nursing facilities, rehab services, mental health services, urgent care centers and home health services.

“We are extremely pleased to have been chosen to participate in the Next Generation ACO Model stemming from our years of experience in providing high quality, cost-efficient, coordinated care in other Medicare Shared Savings Program ACOs,” stated Warren Hosseinion, M.D., Chief Executive Officer of Apollo Medical Holdings. “ApolloMed and Network Medical Management consider this partnership with CMS an important step towards advancing Alternative Payment Models (APMs) of care that reward value over volume in care delivery under Medicare Payment Reform (MACRA).”

APA ACO’s provider network has significant experience coordinating care for populations of patients through initiatives, including, but not limited to, the Medicare Shared Savings Program and alternative payment models. The NGACO Model organizations were selected by fulfilling specific eligibility criteria outlined in the Request for Applications found at the Next Generation ACO Model web page.

The Next Generation ACO Model is part of the HHS’s efforts to create opportunities for providers to enter into alternative payment models and meet the Secretary’s goals announced on January 26, 2015 to move an increasing percentage of Medicare payments into models that pay providers based on the quality of care.

For more information on the Next Generation ACO Model, please visit the Next Generation ACO Model web page.

About Apollo Medical Holdings, Inc.

Founded in 2001 and headquartered in Glendale, California, ApolloMed is an integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), APA ACO (Next Generation ACO), Maverick Medical Group (Independent Physician Association), Apollo Care Connect, Apollo Medical Management and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, words such as “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates,” and “is projected to” and similar conditional expressions and future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also undertakes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

FOR ADDITIONAL INFORMATION

ApolloMed

Gary Augusta

818-839-5200 or via email at gaugusta@apollomed.net